Exhibit 99.1

IIOT-OXYS, Inc. and Aingura IIoT Executives Discuss High-Value Partnership

CAMBRIDGE, MA / ACCESSWIRE / March 17, 2022 / Cliff Emmons, CEO of IIOT-OXYS, Inc. (OTC PINK:ITOX), announces the availability of a new interview with himself and Aingura IIoT’s CTO Dr. Javier Diaz to highlight companies’ collaborative innovation to the $2 billion structural health monitoring (SHM) market and beyond.

The result of a strategic partnership with Aingura, Oxys was recently awarded a contract extension for its bridge monitoring project in a major northeast state, allowing for the continued use of its artificial intelligence (AI) and machine learning algorithms to monitor structural integrity.

“Our collaborations are not limited to the structural health monitoring. As time goes on, we'll be sharing more stories about areas such as smart manufacturing,” says Emmons, noting that the Biden Administration’s infrastructure bill dedicates $40 billion to bridges…” Note: The original bill referenced $40 billion and the subsequent law allocates $26.5 billion USD to upgrade bridges. “That gives us a huge opportunity to not only expand our monitoring services within the actual state we're currently in, but it also gives us a great resume to take to the other U.S. states that are also seeing this injection of money into their infrastructure. … There are expansion points for us in the areas of energy, traditional oil and gas structures, clean energy in offshore wind and also the mining industry.”

Dr. Diaz stated, “We are pleased this DOT Bridge Monitoring project in the U.S. has opened up opportunities for the Aingura - Oxys collaboration in Spain, the EU, and the Middle East."

The interview also highlights how the companies’ collaborative work serves as a catalyst for global opportunities and other pertinent information.

The full interview can be viewed at https://youtu.be/E_MtLv7yV0U.

About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINKL:ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

About Aingura

Aingura IIoT's unique selling point (USP) is our scientific and technical solution, addressing industrial optimization pitfalls related to critical manufacturing processes. We deliver a sophisticated IT/OT systems architecture, combining top-notch computing and high-availability capacities with best-of-breed, advanced data analysis algorithms. Aingura IIoT posits an integration of the features of high-performance computing, reconfigurable computing and machine learning, in a single and rapidly-deployable solution. Aingura IIoT delivers crucial insights to support decision-making beyond real time, adjusting them to the requirements of manufacturing processes. Aingura IIoT provides an artificial intelligence-based, cyber-physical production systems to achieve real-time operational optimization for highly productive and demanding manufacturing environments. For additional information visit www.ainguraiiot.com

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com
www.oxyscorp.com